EXHIBIT 99.1

William B. Heye, Jr.
1125 Continental Drive
Menlo Park CA 94025

31 October 2006

Mr. Ronald J. Ritchie
Chairman, Board of Directors
SBE, Inc.
San Ramon CA 94583

Dear Ron:

After many years of being associated with the fine people of SBE, I am hereby resigning my position of Director on the SBE Board, effective today.

I appreciate the opportunity of having served with you, Mel, John, John, and Greg and I wish the company the best.

I will be in contact with John Reardon as Head of the Compensation Committee regarding any details that should be handled as I leave the Board.

Sincerely,

/s/ William B. Heye, Jr.
William B. Heye, Jr.